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                             Jones & Blouch L.L.P.
                                 Suite 405 West
                       1025 THOMAS JEFFERSON STREET N.W.
                          WASHINGTON, D.C. 20007-0805
                                 (202) 223-3500




                                                            December 20, 1996




The Board of Directors
The Manufacturers Life Insurance
     Company of America
500 N. Woodward Avenue
Bloomfield Hills, MI 48304


Dear Sirs:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 12 to the registration statement on Form S-6 of The Manufacturers Life Insurance Company of America, File No. 2-88607, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


     Very truly yours,

     Jones & Blouch L.L.P.

     Jones & Blouch L.L.P.